SYSTEM RENTAL AGREEMENT

AIS Japan, Inc. (the “Lessor”) and Trend rich global limited (the “Lessee”) shall enter into System Rental Agreement (the “Agreement”) for the IT system which the Lessor owns in Exhibit attached hereto (the “System”).

1. Purpose

The Lessor shall rent the System to the Lessee.

2. Delivery

(1)	The Lessor shall deliver the System to the Lessee after confirming the operating condition on April 1, 2018.
(2)	The Lessee shall inspect the delivered System immediately on the Lessee’s expense. If the Lessee confirms that there is no defect, the Lessee shall issue the evidence of leasing (the “Evidence”).
(3)	If the Evidence is issued or there is no notice of defect five days after the delivery date, the quality of the System shall be approved.

3. Period

(1)	The period of the Agreement shall be one year from the delivery date. Unless either party has an intention to expire the Agreement within one month before the expiration date, the Agreement shall run another year automatically.
(2)	The Lessee shall not cancel the Agreement in the Agreement period but after the agreement is continued, the lessee may cancel by the notice in writing.

4. Rental fee

(1)	The Lessee shall pay the rental fee (the “Fee”) as follows: Monthly basic fee: 8,000 USD Additional fee: 1 USD per user accounts x
(2)	The Lessee shall pay the Fee by the end of next month.

5. Repair

(1)	If the Lessee has trouble with the System or needs repairing, the Lessee shall inform the Lessor without delay.
(2)	If the Lessor receives a request for repairing, the Lessor shall repair the System immediately.
(3)	The Lessor shall owe all the expense for repairing but if the Lessee has the responsibility for the cause of repairing, the Lessee shall owe the expense for repairing.

6. Prohibition of Transfer and Sublease

The Lessee shall not transfer the right of lease for the System, sublease and have the other party use the System without the Lessor’s accept.

7. Return

When the Agreement is ended, the Lessee shall return the System according to the Lessor’s direction.

8. Forfeiture of Benefit of Time

If the following matter causes in the Lessee, the Lessee shall forfeit the benefit of time without notice and the Lessor may claim all of the payments.

(1)	Non-payment of the Fee
(2)	Attachment, provisional disposition, compulsory execution, auction as exercise of security interest, coercive tax collection, etc.
(3)	Bankruptcy, civil rehabilitation, corporation reorganization, special liquidation, etc.
(4)	Other material change in the Lessee’s assets, credit or solvency

9. Termination

Each party may terminate the Agreement if the other party violate the Agreement and cannot correct from the improvement instruction.

10. Compensation for Damage

If each party is damaged by the other party intentionally or negligently, the party which cause damage shall be liable to compensate for damages.

11. Entire Agreement

The Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

12. Governing Law

The Agreement shall be interpreted and governed in accordance with the laws of Japan.

13. Jurisdiction of Court

The competent court of first instance shall be the Nagoya District Court.

April 1, 2018

The Lessor:

AIS Japan, Co., Ltd.

Takehiro Abe, President

2-18-19, Yobitsugi, Minami-ku, Nagoya, Aich, Japan

The Lessee:

Trend Rich Global Limited.

Aroldo = Ruthstrom, Director

Wickhams Cay Ⅱ, Road Town, Tortola, VG1110, British Virgin Islands

Exhibit:

System-name: Cryptocurrency Trading System

Specifications:

1.	User system

- Wallet

- Remittance and receipt

- Ordering

- Trading record

- Confirmation of status

- KYC

- 2-step verification

- Affiliate system

2.	Administration system

- Commission management

- Transaction management

- User management

- Currency management

- Affiliate management